Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190957 and No. 333-43524) of Eastman Kodak Company of our report dated March 19, 2014 relating to the financial statements and financial statement schedule of Eastman Kodak Company (Predecessor), which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Rochester, NY

March 15, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190957 and No. 333-43524) of Eastman Kodak Company of our report dated March 15, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal controls over financial reporting of Eastman Kodak Company (Successor), which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Rochester, NY

March 15, 2016